SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                  FORM 8-K

                                CURRENT REPORT


PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES ACT OF 1934


Date of Report (Date of earliest event reported): December 11, 2000




	                      HEMACARE CORPORATION
             ------------------------------------------------------
	     (Exact name of registrant as specified in its chapter)


	                          California
                 ----------------------------------------------
	         (State or other jurisdiction of incorporation)


       0-15223                                  95-3280412
----------------------              ---------------------------------
Commission File Number	            (IRS Employer Identification No.)


    4954 Van Nuys Boulevard, Sherman Oaks, California            91403
    --------------------------------------------------        ----------
              (Address of principal executive offices) 	      (Zip Code)


Registrant's telephone number, including area code: (818)986-3883

Item 5.    Other Events


    The Company announced today that it filed suit against the American Red Cross Blood Services Division for unfair competition and restraint of trade business practices. A copy of the press release is attached as Exhibit 99.1 and a copy of the Company's press information package is attached as Exhibit 99.2

Exhibits

99.1	Press release of December 11, 2000

99.2	HemaCare\Coral Litigation Against American Red Cross
        Information Package


                               SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 12, 2000
        ------------------
 						HemaCare Corporation


                                            By  /s/ David E. Fractor
                                               -----------------------
                                               David E. Fractor
                                               Chief Financial Officer

Exhibit 99.1
                                      [LOGO]
                               HEMACARE CORPORATION

                                    NEWS RELEASE

FROM:	Elisa Keys, SVP-Media Relations
	David Sachs, Media Relations
	Pamela Roderick, Editorial
	Porter, LeVay & Rose, Inc.
	(212) 564-4700

COMPANY	CONTACTS: Alan C. Darlington, Chairman	William Nicely, CEO   Dana Belisle, COO
                    (818) 986-3883	           (818) 986-3883 	(207) 883-4888
	          adarlington@hemacare.com	bnicely@hemacare.com  dbelisle@hemacare.com

FOR IMMEDIATE RELEASE

       HEMACARE FILES SUIT AGAINST AMERICAN RED CROSS BLOOD SERVICES UNIT;
               CHARGES UNFAIR COMPETITION, RESTRAINT OF TRADE

	SHERMAN OAKS, CA, Dec. 11, 2000 -- HemaCare Corporation (OTC BB:
HEMA) and its subsidiary, Coral Blood Services, Inc., have filed suit in U.S. District Court, Central District of California, contending that the American Red Cross has illegally used its dominant position in the blood industry to increase its market share and eliminate or prevent competition in the blood industry.
HemaCare and Coral provide blood products and services to hospitals in eleven states. The lawsuit seeks damages and injunctive relief.

	The Red Cross Biomedical Services Division receives in excess of $1.3 billion annually from sales of blood products and services to hospitals. This division is operated as a business and is managed separately from other Red Cross activities in disaster relief and social services. The Red Cross states that its prices are set at levels designed to recover its costs. However, HemaCare contends that Red Cross pricing strategies differ sharply in different parts of the U.S. In areas where the Red Cross has competition, prices are set below cost to gain market share and drive competitors out of business. In areas where the Red Cross is the only source of blood, prices are set at high levels and the Red Cross uses exclusive or bundled arrangements to prevent competition. Red Cross profits from these monopoly areas finance the losses incurred in markets targeted for expansion.

	HemaCare also charges the Red Cross with threatening hospitals with disruptions of available blood supplies if they contract with HemaCare or suppliers other than the Red Cross.
The Red Cross has supply/pricing arrangements with hospitals that require the Red Cross to be the sole external supplier of blood products to the hospital or else pay super-premium prices for the blood they do get from the Red Cross.

                            -more-

	While the blood industry is highly regulated by the FDA in matters related to the safety and quality of blood supplies, the industry's pricing and other business practices are completely unregulated. HemaCare contends that the Red Cross has abused this situation, and its special position in society, to the detriment of hospitals, other blood centers and, ultimately, the adequacy of the blood supply.

	HemaCare also alleges that the Red Cross has interfered with HemaCare's efforts to hold blood drives and recruit donors, has falsely disparaged the nature and quality of HemaCare's products and has allocated blood supplies in times of severe shortages to prevent sales of blood products by HemaCare.

	HemaCare has a 22-year track record as a respected supplier of safe blood products and services that save lives. What the company seeks through the lawsuit is to be allowed to compete fairly with the Red Cross and others on the basis of service, cost, safety and efficiency. Essentially, HemaCare wants the court to provide a level playing field for participants in the blood industry.

	 Hemacare's Blood Management Programs are partnering arrangements with hospitals that help them increase local blood supplies, address complex regulatory requirements and reduce overall costs related to blood. Red Cross business arrangements unfairly prevent hospitals from taking advantage of these opportunities, limiting local blood supplies and raising costs. Those arrangements are designed to assure that the Red Cross is the only source of blood that a hospital can use.

                          -more-

About HemaCare Corporation and Coral Blood Services
---------------------------------------------------

	HemaCare, founded in 1979, is an FDA-licensed provider of blood products and services and is the only for-profit company with significant blood-supply operations in the U.S. HemaCare and its subsidiary, Coral Blood Services, Inc., are accredited by the American Association of Blood Banks and provide blood and related services more cost-effectively than the Red Cross. HemaCare and Coral supply blood products and services to hospitals in California, Connecticut, Massachusetts, Maine, New Hampshire, New Jersey, New York, North Carolina, Pennsylvania, Rhode Island and Tennessee. The company's customized blood-management programs give hospitals and medical centers high-quality, cost-effective solutions to their blood-related needs.

	HemaCare also offers therapeutic procedures involving the removal or exchange of various blood components through therapeutic apheresis (TA) and stem-cell collection. HemaCare provides TA services to patients in outsourced hospital clinical departments and on a mobile basis.


                                #####

Exhibit 99.2

    HemaCare\Coral Litigation Against American Red Cross Information Package

BACKGROUND
----------

HemaCare is a publicly traded company engaged in providing blood products and related services to hospitals in 11 states throughout the US. Founded in 1978, HemaCare is the only for-profit company with significant blood supply operations in the US. The Company has an exemplary quality and regulatory record. The Company is licensed by the FDA and accredited by the American Association of Blood Banks.

HemaCare's suit contends that the Red Cross Biomedical Services Division has engaged in several illegal and unfair practices to eliminate or prevent competition in the blood industry and bolster its own monopoly position or expand its markets. The Biomedical Services Division of the Red Cross is operated as a separate national business unit of the Red Cross and is managed separately from Red Cross charitable activities in disaster relief and other areas.

Contrary to common belief, donated blood is not given to hospitals and patients for free. Rather most blood is collected by blood centers and sold to hospitals at prices set to recover the costs of collection, testing and distribution. Annually, the Red Cross generates more than $1.3 billion in revenues from such sales.

HemaCare and its subsidiary, Coral Blood Services, provide blood and related services to hospitals more cost effectively than the Red Cross and its inefficient monopoly. Additionally, the expertise that HemaCare and Coral have in regulatory matters offers hospitals a solution to complex regulatory issues related to blood. Finally, hospitals that contract with HemaCare and Coral have access to an expanded local supply of blood products collected in their own communities. Such local supplies are extremely important in times of shortage.

While the blood industry is heavily regulated as to practices concerning blood safety and quality, the industry's pricing practices are completely unregulated. The Red Cross has unfairly taken advantage of this situation.

The Red Cross states that its prices are set at levels to recover its costs. On an overall nationwide basis, that is true.
However, its prices and business practices in selected areas of the nation are designed to eliminate competition and increase its market share in the blood industry.

In general these illegal pricing practices of the Red Cross have been successful. Independent blood centers across the nation have sustained massive losses as a result of Red Cross activities and many of them have either failed financially or been absorbed by the Red Cross. Red Cross market share in the blood industry is thus increasing.

Essentially HemaCare and Coral seek a level playing field in the blood products and service business that will allow them to compete with the Red Cross' blood services unit fairly on the basis of quality, service and price and provide hospitals with a choice of alternative providers.

SPECIFICS OF HEMACARE'S LAWSUIT
-------------------------------

The anticompetitive actions of the Red Cross Biomedical Services
Division harm HemaCare, other blood centers, hospitals, patients and, ultimately, the adequacy of the U.S. blood supply. These practices include:

1.	Using bundled pricing and other types of exclusive dealing
arrangements that prohibit hospitals from doing business with HemaCare. These arrangements subject hospitals to economic penalties if they purchase portions of their blood supply and service needs from HemaCare or other blood suppliers at lower prices than the Red Cross charges. Such arrangements constitute an abuse of the Red Cross' dominant position as a blood supplier and force hospitals, patients and consumers to incur higher costs for blood products and services.

2.	Selectively offering hospitals illegal, below cost prices
for blood products to eliminate competition by driving competitors out of business. The Red Cross uses these below cost arrangements in areas of the US that have traditionally had multiple blood suppliers, such as California.
Additionally, such tactics are used selectively to prevent the entry of legitimate competition in markets where the Red Cross is the only blood supplier.

The Red Cross intentionally loses money in these selected situations. However, it either captures market share from competitors or forces such competitors to match these prices and incur operating losses. The Red Cross finances its losses in these situations with profits from areas where it has a monopoly. Smaller blood centers, with limited resources compared to the Red Cross, are driven from the market by such illegal tactics.

3.	Threatening hospitals with disruptions in available blood
supplies if they contract with HemaCare or make other arrangements to obtain blood products.

4.	Interfering with HemaCare's efforts to hold blood drives and recruit blood donors.

5.	Allocating blood supplies, in times of severe shortages, to
prevent sales of blood products by HemaCare rather than on the legitimate needs of hospitals and patients in these areas.

6.	Falsely disparaging the quality and safety of HemaCare's
blood products.

HemaCare's suit seeks compensation for the economic damages it has sustained (estimated in excess of $25 million); penalties trebling those damages as provided by antitrust law; and, more importantly, court orders that prohibit the Red Cross from further use of these illegal business practices. Such remedies will permit hospitals to contract with HemaCare, or others, for cost effective delivery of blood products and services without fear of retaliation by the Red Cross.


Why HemaCare Filed Suit
-----------------------

Restraints On The Growth Of The Company Through Blood Management
Programs
----------------------------------------------------------------

HemaCare and its subsidiary, Coral Blood Services, provide blood products and related services to hospitals in the form of "Blood Management Programs" or BMPs. Under BMP arrangements HemaCare operates a blood collection program in the name of the hospital. These programs increase the hospitals' local blood supply and help hospitals address the complex regulatory requirements related to blood.

When these BMP programs are successful the client hospitals reduce their reliance on the Red Cross for blood supplies.
Further the BMP programs usually result in the hospitals paying lower prices for the products that HemaCare provides than they do for products purchased from the Red Cross.

The Company contends that the Red Cross views such programs as a loss of sales and as price competition. Accordingly, the Red Cross has implemented supply \ pricing arrangements with hospitals that provide that the Red Cross must be the sole external supplier of blood products to the hospital or require the hospital to pay premium prices for the blood they do get from the Red Cross. Additionally, the Red Cross has advised hospitals that blood supplies currently provided by the Red Cross would be interrupted if the hospitals attempted to sponsor an alternative supplier.

Because of the exclusivity related penalty provisions of the Red Cross arrangements with hospitals, many hospitals that would like to contract with HemaCare or Coral for a BMP are economically and practically prohibited from doing so. Such provisions have prevented HemaCare and Coral from expanding the scope of their business operations in many parts of the US.

Lost Profits And Losses Due To Red Cross Illegal Pricing
Practices
--------------------------------------------------------

Southern California
-------------------

HemaCare is a very cost efficient provider of blood platelets and, as such, can earn profits by providing platelets to hospitals at prices lower than the Red Cross generally charges for them.

In Southern California (where the Red Cross is constrained from using bundled pricing arrangements as a result of previous litigation with HemaCare) the Red Cross has resorted to selling its platelet products at prices far below its costs and far below prices charged in other parts of the US. This tactic has caused the Red Cross to lose money in Southern California but is designed to obtain HemaCare customers and force HemaCare out of business. Once HemaCare is out of the market the Red Cross will be capable of selling its platelets at any price it sets.

As a result of these Red Cross actions, HemaCare has suffered significant lost profits in Southern California on platelet sales.

The Red Cross' illegal business practices in California have not only damaged HemaCare. Throughout California, independent blood centers have incurred operating losses for several years because price increases necessary to recover increased costs have been met by a lower bid from the Red Cross and the loss of hospital customers. In San Diego and in several other cities in California, the Red Cross tactics have caused so large a loss that the blood centers agree to be absorbed by the Red Cross to prevent bankruptcy.

The Red Cross finances its losses in California with profits from markets where it has a monopoly and sets blood prices at any levels it desires.

Other Areas of US
-----------------

In other areas of the US the Red Cross has selectively offered hospitals large discounts on blood products to prevent HemaCare and Coral from obtaining business. Such discounts result in the Red Cross selling its products below its actual average or variable costs.

In most such situations the Red Cross has prevented HemaCare from obtaining business. In instances where HemaCare and Coral have obtained contracts, the prices the Red Cross charges those hospitals (for products that HemaCare and Coral are not routinely able to provide) are set at super premium levels to inflict economic damage on HemaCare and its customers.

In Massachusetts and New Hampshire, Coral offers mobile therapeutic apheresis services to hospitals at prices lower than the Red Cross charges for such services. (These services consist of a highly trained nurse using specialized equipment and treating patients for blood related disorders on the hospital's premises.) The Red Cross has offered hospitals discounts on blood products purchased by those hospitals if they also use the Red Cross for therapeutic apheresis services. This has resulted in the loss of customers to Coral even though its prices for services are lower than those charged by the Red Cross.

UNFAIR PRACTICES OTHER THAN PRICING
-----------------------------------

Allocation of Blood Inventories for Competitive Purposes
--------------------------------------------------------

New England

Despite bundled price arrangements with the Red Cross, hospitals can and do purchase blood products from Coral in Maine when the Red Cross cannot supply them. This has been the case several times in the last few months when the entire US has suffered a severe blood shortage.

Red Cross representatives learned that this was occurring at a recent local industry educational meeting for blood industry professionals. Subsequent to that meeting, Red Cross blood shortages in Maine were eliminated while they continued in other parts of New England and throughout the US. This indicates that the Red Cross reallocated its blood inventories to Maine.

As a result of this reallocation of blood inventories, Coral could not sell its blood products to hospitals in Maine (at any price) and was forced to discard such products as they became outdated and unusable.

Such actions caused Coral to incur losses on these products.
However, and more importantly, such actions indicate that the Red
Cross places competitive considerations ahead of patient need in allocating scarce blood supplies.

Southern California

Single donor platelets are in short supply throughout the US and, as is true in all major urban areas for all blood products, it is difficult to recruit an adequate number of donors willing to spend the extended period of time donating platelets involves.
In order to compete with HemaCare on platelet availability (as well as price), the Red Cross has diverted large numbers of platelets from other markets in the US to Southern California. Such inventory allocations, designed to limit the market for HemaCare products, aggravate the shortages of single donor platelets in other areas of the US and again demonstrate that the Red Cross places competitive considerations ahead of patient need when allocating scare blood supplies.

Interference with Volunteer Donor Recruiting Activities
HemaCare and Coral rely heavily on business and community organizations to assist in mobile blood drives designed to recruit blood donors. Red Cross representatives have written letters, held private meetings and otherwise attempted to prevent, cooperation between such organizations and HemaCare and Coral.

Red Cross representatives have implied that the activities of Coral and HemaCare are immoral (because they sell blood and are for profit) or imply that the Red Cross is the only official organization that is, or should be, allowed to collect blood.

Such actions have resulted in several organizations canceling blood drives with HemaCare and Coral. Further, since the Red Cross has not necessarily held blood drives that replace the abandoned HemaCare and Coral drives, they serve to reduce the overall blood supply.

Disparagement of HemaCare and Coral Products and the Los Angeles
Single Donor Platelet Program
----------------------------------------------------------------

HemaCare operates a unique and highly successful program to collect single donor platelets in Sherman Oaks, California. Single donor platelets, while medically preferred, are in constant short supply in the US. This program has been operated under special provisions of California law for more than 20 years and has resulted in Southern California hospitals having access to adequate supplies of products that are usually in short supply throughout the US.

This program pays donors between $50 and $75 dollars to commit the time to donate single donor platelets, a process that takes a donor between three and four hours. The program is highly successful in that a small group of about 600 carefully screened and selected individuals become committed, repeat donors and contribute more than 12,000 single donor platelets annually. (Unlike whole blood, platelets can safely be donated as often as 24 times a year.)

HemaCare's paid donor program is completely safe and is licensed by the FDA and by California state authorities. Further, the program is accredited by the American Association of Blood Banks. In more than 20 years of operation this program has produced more than 120,000 products without a single instance of HIV or hepatitis transmission. Other large-scale, platelet donor programs that pay platelet donors are operated by the Mayo Clinic and the University of Iowa. These programs, like HemaCare's, have excellent safety records and result in adequate supplies of higher quality blood products available for patients.

The Red Cross has knowingly and falsely told hospitals throughout the nation that (1) all HemaCare and Coral produced blood products are obtained from paid donors; and (2) that blood products from paid donors are unsafe.